UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 22, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 22, 2015, Rental Equipment, LLC (the “Borrower”), a wholly owned subsidiary of Mongolia Holdings, Inc., a Delaware corporation (the “Company”), entered into a General Loan Agreement (the “Loan Agreement”) with XacBank, a Mongolian bank (the “Bank”).

Under the terms of the Loan Agreement, upon the Borrower’s compliance with the Bank’s requirements set forth therein, the Bank shall open a line of credit (the “Credit Line”) for the account of Borrower at the Bank with the maximum principal amount of $10,000,000 USD (the “Maximum Principal”) for a term of sixty (60) months from the date of the Loan Agreement (the “Term”).  The Credit Line will have interest rate of 12% per annum (the “Interest”) for any amounts disbursed thereunder, as well as a commitment fee (the “Commitment Fee”) equal to 1% per annum of undisbursed amount under the Credit Line.

The Borrower will use the Credit Line to acquire construction and other equipment (the “Equipment”) in connection with the Borrower and its affiliates’ Hertz Equipment Rental business (the “Business”), for which they are an authorized franchisee.  The Credit Line may be used to finance up to 80% of the acquisition price of the Equipment, provided Borrower can finance the balance with its own assets.  Before the Bank will disburse any funds under the Credit Line, the Borrower must furnish the Bank with rental agreements in connection with the Business to demonstrate the Borrower’s ability to repay the Credit Line to the Bank.

The Bank and the Company will enter into a new sub-contract upon each disbursement under the Credit Line, which will set forth the repayment schedule of the funds disbursed thereunder.

Upon the sale during the Term of any Equipment acquired using the Credit Line, the proceeds of such sale shall be used to pay down Borrower’s obligations under the Loan Agreement.  At the end of the Term, Borrower shall pay all remaining unpaid Interest, Commitment Fees, and the principal of the Credit Line.

The Borrower will enter into a separate pledge agreement with Bank under which it will pledge the Equipment purchased with the proceeds of the Credit Line to the Bank.  In addition, the Company is a guarantor of all of Borrower’s obligations under the Loan Agreement.

The Loan Agreement contains customary representations, warranties, and covenants, and requires Borrower and the Company to maintain a debt service coverage ratio of 1.2.  The Bank will charge a one-time non-refundable service fee of $50,000, which shall be deducted from the first disbursement under the Credit Line.  Furthermore, if the Loan Agreement is materially amended at the Borrower’s request, the Borrower shall be charged a service fee in the amount of 0.3% of the undisbursed amount under the Credit Line.

The executed version of the Loan Agreement is in Mongolian. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a fair and accurate English translation of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS

On January 27, 2015, the Company issued a press release titled “Mongolia Holdings, Inc. and XacBank of Mongolia Announce Financing for Equipment Rental Fleet” (the “Press Release”), relating to the Loan Agreement.  A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The information in the Press Release is intended to be furnished under this Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit Number	Description
10.1	A fair and accurate English translation of the General Loan Agreement, dated January 22, 2015, by and among Rental Equipment, LLC (the “Borrower”), Mongolia Holdings, Inc., and XacBank.

99.1	Press Release, dated January 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	MONGOLIA HOLDINGS, INC.

	By:	/s/ Gary D. Kucher
	Name:	Gary D. Kucher
	Title:	Chief Executive Officer

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